BDM INTERNATIONAL, INC.
                        COMPUTATION OF EARNINGS PER SHARE
                  (Amounts in Thousands, Except Per Share Data)


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                                                  Three Months Ended             Six Months Ended
                                                       June 30,                      June 30,
                                                       --------                      --------
                                                   1997         1996              1997         1996
                                                   ----         ----              ----         ----

Net Income                                           $4,465       $6,655         $11,340      $12,062
                                                     ======       ======         =======      =======

Shares used for primary earnings per share:

  Weighted averaged
  shares outstanding                                 29,227       14,036          29,084       13,498

  Dilutive effect of common
  stock equivalents-noncontingent
  stock options                                       1,328          872           1,400          826
                                                     ------       ------         -------      -------

        Total shares used for primary
           earnings per share                        30,555       14,908          30,484       14,324

Additional shares used for fully diluted earnings per share:

   Increase for dilutive effect of
     contingent stock options                             1           22               1          100
                                                     ------       ------          ------       ------

       Total shares used for
         fully diluted earnings per share            30,556       14,930          30,485       14,424
                                                     ======       ======          ======       ======


Earnings per share:

   Primary                                            $0.15        $0.45           $0.37        $0.84
                                                      =====        =====           =====        =====

   Fully diluted                                      $0.15        $0.45           $0.37        $0.84
                                                      =====        =====           =====        =====

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